As filed with the Securities and Exchange Commission on June 27, 2025.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

HALLADOR ENERGY COMPANY

(Exact name of registrant as specified in its charter)

Colorado	84-1014610
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1183 East Canvasback Drive

Terre Haute, Indiana 47802

(Address, including zip code, of Principal Executive Offices)

Hallador Energy Company Second Amended and Restated 2008 Restricted Stock Unit Plan

(Full title of the plan)

Ryan McManis

Chief Legal Officer

1183 East Canvasback Drive

Terre Haute, Indiana 47802

(Name and address of agent for service)

(812) 299-2800

(Telephone number, including area code, of agent for service)

Please address a copy of all communications to:

Sean M. Ewen, Esq.

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, New York 10019-6099

(212) 728-8000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	◻	Accelerated filer	⌧
Non-accelerated filer	◻	Smaller reporting company	⌧
		Emerging growth company	◻

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ◻

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is filed by Hallador Energy Company, a Colorado corporation (the “Registrant”) to register an additional 2,000,000 shares of the Registrant’s common stock, par value $0.01 per share (the “Common Stock”), issuable under the Hallador Energy Company Second Amended and Restated 2008 Restricted Stock Unit Plan (the “Second A&R RSU Plan”), which was amended and restated on April 15, 2025 to increase the number of shares of Common Stock reserved for issuance thereunder, which amendment and restatement was approved by the Registrant’s shareholders on May 29, 2025.

Pursuant to the Registration Statements (the “Prior Registration Statements”) on Form S-8 filed by the Registrant on January 20, 2011 (File No. 333-171778) and December 29, 2021 (File No. 333-261930), the Registrant previously registered an aggregate of 4,850,000 shares of Common Stock. The additional shares of Common Stock being registered by this Registration Statement are of the same class as those securities registered on the Prior Registration Statements and represent an increase in the total shares available for issuance under the Plan by 2,000,000.  Pursuant to General Instruction E to Form S-8, the Registrant incorporates by reference into this Registration Statement the contents of the Prior Registration Statements, including all exhibits filed therewith or incorporated therein by reference, except as expressly modified herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. Incorporation of Documents By Reference

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed by the Registrant with the Securities and Exchange Commission (the “Commission”) (excluding any portions of such document that have been furnished to, and deemed not to be filed with, the Commission):

(a)	The Registrant’s Annual Report on Form 10-K, for the fiscal year ended December 31, 2024, filed on March 17, 2025, pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(b)	The Registrant’s Quarterly Report on Form 10-Q, for the quarterly period ended March 31, 2025, filed on May 12, 2025, pursuant to the Exchange Act;

(c)	The Registrant’s Current Reports on Form 8-K, filed on January 7, 2025, on June 2, 2025, and on June 4, 2025; and

(d)	The description of the Common Stock contained in Item 4 of Part II of the Registrant’s registration statement on Form S-8 filed on December 1, 2009, as incorporated by reference into Form 8-A filed on May 12, 2010 under the Exchange Act, and any amendments or reports filed for the purpose of updating such description.

In addition, all documents, reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents with the Commission; provided, however, that documents, reports, and definitive proxy statements or information statements (or portions thereof) which are “furnished” and not “filed” in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement unless the Registrant expressly provides to the contrary that such document or information is incorporated by reference into this Registration Statement.

Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes that statement. Any such statement so modified or superseded shall not constitute a part of this Registration Statement, except as so modified or superseded by this Registration Statement.

ITEM 8. EXHIBITS

Incorporated by Reference
Exhibit No.	Description	Form	File No.	Exhibit/ Appendix	Filing Date	Filed Herewith
5.1	Opinion of Jones & Keller, P.C.					X
23.1	Consent of Grant Thornton LLP.					X
23.2	Consent of Jones & Keller, P.C. (included in Exhibit 5.1 to this Registration Stated and filed herewith).					X
24.1	Power of Attorney (included on the signature page of this Registration Statement).					X
99.1	Hallador Energy Company Second Amended and Restated 2008 Restricted Stock Unit Plan.	DEF 14A	001-34743	Appendix A	April 17, 2025
99.2	Hallador Energy Company Restricted Stock Unit Issuance Agreement.					X
107	Filing Fee Table.					X

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended (the “Securities Act”), the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Terre Haute, State of Indiana on June 27, 2025.

HALLADOR ENERGY COMPANY

By:	/s/BRENT K. BILSLAND
Brent K. Bilsland
Chief Executive Officer

EXHIBIT 24.1

POWER OF ATTORNEY

Know All Persons By These Presents, that each person whose signature appears below hereby constitutes and appoints each of Brent K. Bilsland and Todd E. Telesz as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, to sign in any and all capacities, any and all amendments to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE	TITLE	DATE

/s/BRENT K. BILSLAND	Chairman, President and Chief Executive Officer	June 27, 2025
Brent K. Bilsland	(Principal Executive Officer)

/s/TODD E. TELESZ	Chief Financial Officer	June 27, 2025
Todd E. Telesz	(Principal Financial Officer and Principal Accounting Officer)

/s/DAVID C. HARDIE	Director	June 27, 2025
David C. Hardie

/s/BRYAN H. LAWRENCE	Director	June 27, 2025
Bryan H. Lawrence

/s DAVID J. LUBAR	Director	June 27, 2025
David J. Lubar

/s/ZARRELL GRAY	Director	June 27, 2025
Zarrell Gray

/s/CHARLES R. WESLEY, IV	Director	June 27, 2025
Charles R. Wesley, IV